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                                                            Exhibit 99
                                                            ----------

                           MAIN STREET BANCORP, INC.
                                601 PENN STREET
                              READING, PA  19603


FOR IMMEDIATE RELEASE               CONTACT:  Robert D. McHugh
MAY 12, 2000                                  Executive Vice President
                                              and Chief Financial Officer
                                              (610) 685-1400

                                              Andrew J. Rothermel
                                              Vice President and General
                                                Counsel
                                              (610) 685-1400


                               MAIN STREET BANK
            ANNOUNCES CLOSURE OF GRANITE MORTGAGE CORPORATION, INC.
            -------------------------------------------------------


     Reading, PA, May 12, 2000 -- The Board of Directors of Main Street Bank announces that the Bank has ceased its Virginia mortgage operations at Granite Mortgage Corporation, Inc., a wholly-owned subsidiary of the Bank based in Springfield, Virginia.

     Albert L. Evans, Jr., Chairman of the Board, stated "The Board of Directors has become increasingly concerned over the profitability prospects of Granite Mortgage Corporation. The closure of Granite is in line with the Board's and management's renewed focus on profitability as opposed to expansion."

     "We believe that profitability can best be enhanced by concentrating our activities in our core market area," continued Evans.

     The Bank anticipates recording a one-time charge of approximately $2.6 million to reflect liabilities accrued with respect to Granite Mortgage Corporation, Inc.

     Main Street Bank is a state-chartered FDIC-insured community bank and a wholly-owned subsidiary of Main Street Bancorp, Inc. (NASDAQ, NMS: MBNK), a Pennsylvania corporation and registered bank holding company headquartered in Reading, Pennsylvania.

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